                                                                     EXHIBIT 11

                         VIRAGEN, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                                                    Three Months Ended
                                                                                                      September 30,
                                                                                          --------------------------------------
                                                                                                 1999                1998
                                                                                          -----------------     ----------------

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES                                                 72,875,763         53,299,268
                                                                                               ============        ===========

NET LOSS                                                                                       $ (2,862,529)       $(2,398,040)
     Deduct required dividends on convertible preferred stock, Series A                                 663                663
     Deduct required dividends on redeemable preferred stock, Series H                                   --            432,224
     Deduct required dividends on redeemable preferred stock, Series I                                2,217            205,091
                                                                                               ------------        -----------

LOSS ATTRIBUTABLE TO COMMON STOCK                                                              $(2,865,409)        $(3,036,018)
                                                                                               ============        ===========

BASIC AND DILUTED LOSS PER COMMON SHARE
     after deduction for required dividends on convertible preferred stock                        $   (0.04)          $  (0.06)
                                                                                               ============        ===========





                                       17